Exhibit 10.17

Execution Version

Binding Term Sheet
CIG Wireless Corp. Engagement of Paul McGinn as Chief Executive Officer

1                    Appointment:  CIG Wireless Corp. (the “Company”) to appoint Paul McGinn as the Chief Executive Officer (the “CEO”) and member of the Board of Directors, reporting to Board of Directors.  CEO to work full time for the Company.  Scope of services to be outlined by CEO and Board of Directors.  Engagement of all other senior management team members shall be subject to approval of Board of Directors, including, without limitation, all offers, terms of compensation and terms of employment.

2                    Start Date: January 23, 2012.

3                    Initial Term of Agreement: 3 years.

4                    Renewal Term of Agreement: 1 year automatically renewing terms, unless either party gives notice of non-renewal 90 days’ prior to end of preceding Term.

5                    Salary:  Annual variable compensation target of $450,000, consisting of fixed component of $300,000 per year, and a variable component of $150,000 per year.  All variable component achievement goals will be set at the beginning of each year between the CEO and the Board.  Performance is then measured at the end of the year.  The CEO can earn between 0-100% of the variable component based on the evaluation of the Board.  The goals in regard to the variable component will geared to the rendering of services beyond the normal call of duty, measurable, and beneficial to the overall strategy of the Company.

6                    Equity Compensation.

6.1              Non-Qualified Options equal to 5.0%  of outstanding shares of Common Stock as of date of this Term Sheet, to be issued as a non-qualified stock option, having an Exercise Price of $3.00 per share, Vesting 33.33% at signing, and 33.33% on each anniversary thereafter until vested in full, exercisable for 5 years if employed; 90 day exercise period post-employment; cashless exercise provisions; customary stand-down on trading during financings and public offerings (the “CEO Non-Qualified Options”).

6.2              Qualified Options equal to 4.9%  of outstanding shares of Common Stock as of date of this Term Sheet, to be issued as a qualified stock option under a Company Incentive Plan, at an Exercise Price of fair market value as determined by the volume weighted average price per share with respect to the 20 trading days prior to the date of this Term sheet, Vesting 25% at signing, and 25% on each anniversary thereafter vested in full, exercisable for 5 years if employed; 90 day exercise period post-employment; cashless exercise provisions; customary stand-down on trading during financings and public offerings (the “CEO Qualified

                                                                    Binding Term Sheet - CIG Wireless Corp. - Paul McGinn

Options” and referred to together with the CEO Non-Qualified Options as the “CEO Options”).

6.3              To the extent other senior management join the Company and at the recommendation of the CEO, such persons are awarded Qualified Plan options, then the CEO Qualified Options will be proportionately reduced respectively, starting with unvested CEO Qualified Plan Options.  All grants of Qualified Plan options shall remain subject to the sole discretion of the Board of Directors and/or the committees or administrators appointed by the Board of Directors.

6.4              During term of Agreement, upon the Company achieving a market capitalization of at least $150 million and 120 trading days’ VWAP price of not less than $5.00 per share, the Board will grant CEO additional non-qualified options representing 2.5% of the issued and outstanding Common Stock, with an exercise price per share of $4.00 per share, vesting 33.33% at the date of grant, and 33.33% on each anniversary thereafter until vested in full, exercisable for 5 years if employed; 90 day exercise period post-employment; cashless exercise provisions; customary stand-down on trading during financings and public offerings (the “Performance Options”).

6.5              The CEO Options and Performance Options will vest and become fully exercisable in the event of a sale of the entire Company or more than 50% of assets of the Company.

6.6              The CEO Options and Performance Options will be adjusted to proportionately reflect the effects of all stock splits and stock dividends.

7                    Liquidity Limitations; Call Option; Right of First Refusal.

7.1              CEO agrees not to sell any shares (except in the event of change in control of the Company) until the earlier of: (i) six months after the date shares are first listed for trading on Nasdaq or other national stock exchange or (ii) the third anniversary of the date hereof.

7.2              CEO will not sell more than 10% of the twenty trading day average trading volume if volume weighted average price (“VWAP”) per share for such period is under $5 per share.

7.3              Subject to the liquidity limitation of Section 8.2 above, CEO will not sell more than 15% of the twenty trading day average trading volume if VWAP price for such period is under $10 per share.

7.4              Subject to the liquidity limitations of Section 8.2 and 8.3 above, CEO will not sell more than 20% of the twenty trading day average trading volume when VWAP price for such period is over $12.50 per share.

7.5              The CEO will grant a call option and a right of first refusal to the Company with respect to shares owned by the CEO, at the same price and on the same terms as any bona fide third party offer or intended open market sale by the CEO.

                                                                    Binding Term Sheet - CIG Wireless Corp. - Paul McGinn

8                    Benefits:  Company Health Insurance Plan which shall be similar to Blue Cross and Blue Shield; Other employee benefits as established by Board (401(k), etc.); Company will cover reasonable local housing costs of CEO in Atlanta and provide a reasonable Company car.

9                    Expense Reimbursement: Company will reimburse CEO for all reasonable out of pocket expenditures related to Company business.

10                Termination Provisions.

10.1          Voluntary Termination by CEO – Vested Options continue; all non-vested options terminate; Base Salary terminates.

10.2          Voluntary Termination by Company – All Options vest; Base Salary continues 9 months.

10.3          Termination for Cause – All Options terminate. Salary Terminates (“Cause” is gross negligence, willful misconduct, material breach of agreement, CEO bankruptcy, dereliction of duties; breach of corporate or securities laws or rules; conviction of fraud, dishonesty, or other criminal offense with penalty of imprisonment; material breach of Company policies.

10.4          Termination for Death or Disability - Vested Options continue; non-vested options terminate; Base Salary continues 9 months.

11                Confidentiality, Non-Solicitation, Non-Competition:  Customary provisions during term of Agreement; 1 year non-competition post termination of Agreement so long as payments are made in accordance with Section 10.2 for the entire non-competition period; Confidentiality covenants survive termination.

12                Dispute Resolution:  Arbitration in New York; Governing Law: New York.

13                Indemnification and Directors & Officers Insurance:  Company to enter into Indemnification Agreement with CEO; Company to increase Directors & Officers Insurance coverage to highest reasonably available coverage.

14                Notices:   All notices, requests, consents and other communications under this Term Sheet shall be in writing and shall be deemed delivered one business day after being sent via overnight courier to the other party at the address provided under ancillary delivery hereto.  Any party may give notice any other means (including, without limitation, personal delivery or electronic mail), but such alternative mode of delivery of notice shall be deemed given only upon actual receipt by the other party.  Any party may change the address of notices by giving notice in the foregoing manner.

15                Entire Agreement:  Unless and until long form of written agreement is executed (which shall be no later than March 1, 2012) and delivered, this Term Sheet shall constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

                                                                    Binding Term Sheet - CIG Wireless Corp. - Paul McGinn

16                Amendments and Waivers:  This Term Sheet may be amended only in writing signed by all parties.  No waivers or exceptions to any term, condition or provision of this Term Sheet, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

17                Fees and Expenses; Counsel:  Each party shall pay its own respective fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Term Sheet.  The CEO acknowledges that Company counsel is not acting as counsel to the CEO.

18                Counterparts; Electronic Delivery of Signatures.  This Term Sheet may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document.  This Term Sheet may be delivered by fax, scan or other electronic mode which shall be fully binding as an original.

[Signature Page Follows]

                                                                    Binding Term Sheet - CIG Wireless Corp. - Paul McGinn

IN WITNESS WHEREOF, the parties hereto have caused this Term Sheet to be duly executed as of the 27th day of January, 2012.

/s/ Paul McGinn
Paul McGinn

CIG Wireless Corp.

By:      /s/ Gert Rieder

Name: Gert Rieder

Title:   Director, Member of Board of Directors